Exhibit A

     Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:   November 19, 2004

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:	Wynnchurch Partners, L.P., its general partner

By:	Wynnchurch Management, Inc., its general partner

By:	/s/ John A. Hatherly

Name: Its:	John A. Hatherly President

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By:	Wynnchurch Partners Canada, L.P., its general partner

By:	Wynnchurch GP Canada, Inc., its general partner

By:	/s/ John A. Hatherly

Name:	John A. Hatherly
Its:	President

WYNNCHURCH PARTNERS, L.P.

By:	Wynnchurch Management, Inc., its general partner

By:	/s/ John A. Hatherly

Name:	John A. Hatherly
Its:	President

WYNNCHURCH MANAGEMENT, INC.

By:	/s/ John A. Hatherly

Name:	John A. Hatherly
Its:	President

WYNNCHURCH PARTNERS CANADA, L.P.

By:	Wynnchurch GP Canada, Inc., its general partner

By:	/s/ John A. Hatherly

Name:	John A. Hatherly
Its:	President

WYNNCHURCH GP CANADA, INC.

By:	/s/ John A. Hatherly

Name:	John A. Hatherly
Its:	President

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